UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023 Longeveron Inc. (“Longeveron” or the “Company”) announced the appointment of Lisa Locklear to the Longeveron executive leadership team in the role of Executive Vice President and Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer, effective July 31, 2023 (the “Effective Date”). James Clavijo, who has been serving as interim CFO on a consulting basis while the Company searched for a permanent CFO, will step down from that interim position as of July 31, 2023 but will continue to be available to the Company and Ms. Locklear as needed during her transition.

Ms. Locklear, age 62, most recently served as Senior Vice President and CFO of Avanir Pharmaceuticals from September 2018 to December 2022. Prior to that, Ms. Locklear served as Senior Vice President and CFO for GSN Games, Inc. from 2016 to 2017. In connection with her appointment, the Company and Ms. Locklear have entered into a letter agreement, effective as of the Effective Date (the “Agreement”). Pursuant to the Agreement, Ms. Locklear’s initial annual base salary will be $400,000, and she is eligible to participate in the Company’s performance-based annual cash incentive plan, with an award target equal to 45% of her base salary, as well as short and long-term equity incentive awards pursuant to the terms of the Longeveron 2021 Incentive Award Plan. As of the Effective Date, Ms. Locklear will receive an equity award of 40,000 time-based vesting Restricted Stock Units. Ms. Locklear is also entitled to receive other employee benefits generally available to all employees of Longeveron.

In the event Ms. Locklear is terminated without Cause or Ms. Locklear resigns for Good Reason, as those terms are defined in the Agreement, Ms. Locklear will be entitled to severance benefits in the amount of three (3) months of her then existing base salary for every year she has been a full-time employee of the Company and any earned but unpaid bonus for any prior completed fiscal year.

Ms. Locklear has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Locklear and any other person pursuant to which Ms. Locklear was appointed as Longeveron's CFO.

On July 20, 2023, Longeveron issued a press release announcing the appointment of Ms. Locklear as Executive Vice President and Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated July 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: July 20, 2023	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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